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                                                                   Exhibit 23.02


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Selected and Supplementary Financial Information" and "Lawyers; Accountants" and the use of our report dated February 6, 2004 with respect to the statements of financial condition, including the schedule of investments, of JWH Global Trust as of December 31, 2003 and 2002 and the related statements of operations and changes in unitholders' capital for each of the years in the three-year period ending December 31, 2003 and to the use of our report dated August 27, 2004 with respect to the statements of financial condition of CIS Investments, Inc. as of May 31, 2004 and 2003, and the related statements of income, changes in stockholder's equity and cash flows for the years then ended included in the attached Form S-1 Registration Statement and related Prospectus of JWH Global Trust.


/s/  KPMG LLP
Chicago, Illinois
October 6, 2004